Exhibit 23.2
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2004 in the Annual Report on Form 10-K/A of Franklin Credit Management Corporation for the year ended December 31, 2003.


/s/ DELOITTE & TOUCHE LLP
New York, New York
February 9, 2005